Exhibit 5.1

March 18, 2011

The PNC Financial Services Group, Inc.

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

RE:	The PNC Financial Services Group, Inc. Registration Statement on Form S-8 Relating to The PNC

Financial Services Group, Inc. Supplemental Incentive Savings Plan and The PNC Financial Services

Group, Inc. and Affiliates Deferred Compensation Plan

Ladies and Gentlemen:

This opinion is being submitted in connection with a Registration Statement on Form S-8 (“Registration Statement”) of The PNC Financial Services Group, Inc. (“PNC”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), related to the registration of $20,000,000 of deferred compensation obligations (“Deferred Compensation Obligations”) offered pursuant to The PNC Financial Services Group, Inc. Supplemental Incentive Savings Plan, as amended (the “Supplemental Incentive Savings Plan”); and, $15,000,000 of Deferred Compensation Obligations offered pursuant to The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation Plan (the “Deferred Compensation Plan”).

In my capacity as Senior Counsel of PNC, I have been requested to furnish an opinion to be included as Exhibit 5.1 to the Registration Statement. In conjunction with the furnishing of this opinion, I have examined: (i) PNC’s Articles of Incorporation and By-laws, each as amended to date; (ii) the Registration Statement; (iii) the Supplemental Incentive Savings Plan; (iv) the Deferred Compensation Plan; and (v) such other documents, records, and other instruments as I have deemed appropriate for the purposes of the opinion set forth herein.

In making such examination and rendering the opinion set forth herein, I have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to me as originals; the conformity with the originals of all certified, telecopied, photostated or reproduced copies of documents submitted to me; and the authenticity of the originals of all documents submitted to me as copies.

I am a member of the Bar of the Commonwealth of Pennsylvania and I express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the Pennsylvania Business Corporation Law and the laws of the Commonwealth of Pennsylvania.

This opinion speaks as of today’s date and is limited to present statutes, regulations and judicial interpretations. In rendering such opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should either or both of the Supplemental Incentive Savings Plan and the Deferred Compensation Plan be amended, modified, or terminated in accordance with their terms. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Based on and subject to the foregoing, I am of the opinion that, as of the date hereof:

(i)	the Deferred Compensation Obligations, when issued by PNC in the manner provided pursuant to the Supplemental Incentive Savings Plan, will be valid and binding obligations of PNC, enforceable against PNC in accordance with the terms of the Supplemental Incentive Savings Plan, subject to the qualification that the enforceability of obligations of PNC thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, and by general principles of equity; and

(ii)	the Deferred Compensation Obligations, when issued by PNC in the manner provided pursuant to the Deferred Compensation Plan, will be valid and binding obligations of PNC, enforceable against PNC in accordance with the terms of the Deferred Compensation Plan, subject to the qualification that the enforceability of obligations of PNC thereunder may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting rights and remedies of creditors generally, and by general principles of equity.

I hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sonia A. Chung
Sonia A. Chung
Senior Counsel
The PNC Financial Services Group, Inc.